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                                                                    EXHIBIT 10.7
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                   FIRST AMENDMENT TO THE GAS SALES AGREEMENT
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                                    BETWEEN

                        PETROLEUM AUTHORITY OF THAILAND

                                     AND


                             B8/32 PARTNERS LIMITED

                                 THAIPO LIMITED

                               THAI ROMO LIMITED

                             PALANG SOPHON LIMITED


                              NOVEMBER 12th, 1997
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THE FIRST AMENDMENT TO THE GAS SALES AGREEMENT (the GSA) dated November 7th,
1995 is hereby made this November 12th, 1997.

BETWEEN

(1) PETROLEUM AUTHORITY OF THAILAND having its principal office at 555 Vibhavadi Rangsit Road, Bangkok 10900 (hereinafter called "PTT") and

(2) THAIPO LIMITED, a company duly incorporated and existing under the laws of Thailand and having its registered office at 18th Floor, B.B. Building, 54 Asoke Road, Sukhumvit 21, Bangkok 10110 (hereinafter called "THAIPO"); and

(3) THAI ROMO LIMITED, a company duly incorporated and existing under the laws of Thailand and having its registered office at 19th Floor, B.B. Building, 54 Asoke Road, Sukhumvit 21, Bangkok 10110 (hereinafter called "THAI ROMO"); and

(4) PALANG SOPHON LIMITED, a company duly incorporated and existing under the laws of Thailand and having its registered office at 19th Floor, B.B. Building, 54 Asoke Road, Sukhumvit 21, Bangkok 10110 (hereinafter called "SOPHON"); and

(5) B8/32 PARTNERS LIMITED., a company duly incorporated and existing under the laws of Thailand and having its registered office at 19th Floor, B.B. Building, 54 Asoke Road, Sukhumvit 21, Bangkok 10110 (hereinafter called "B8/32 PARTNERS").

THAIPO, THAI ROMO and SOPHON hereinafter all collectively called "Original Concessionaire")

WHEREAS:

(A) The Original Concessionaire has indicated to PTT that additional Natural Gas has been found in the Concession Area at the Benchamas/Pakakrong Fields as defined in the First Schedule, Part II, as hereinafter amended, and that such Natural Gas can be developed in conjunction with the Natural Gas being developed in the Tantawan Field in the GSA Area, and

(B) The parties involved at the Benchamas/Pakakrong Fields include B8/32 PARTNERS who is not and Original Concessionaire under the GSA, and

(C) The Original Concessionaire has indicated to PTT that they and the B8/32 PARTNERS wish to sell the Natural Gas from the Benchamas/Pakakrong Fields to PTT and PTT has indicated its willingness to purchase Natural Gas from the Benchamas/Pakakrong Fields.

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NOW IT IS HEREBY AGREED AS FOLLOWS THAT THE GSA SHALL BE AMENDED BY THIS FIRST
AMENDMENT TO REFLECT:

1. That the Concessionaire under the GSA shall include, as of the Effective Date of this First Amendment, B8/32 PARTNERS.

2. That recital (A) of the GSA shall be amended by the addition of the following words; "and on the fourth (4th) day of September, 1995, the Supplementary Petroleum Concession No.2 to Petroleum Concession 1/2534/36".

3. That Clause 1.5 of the GSA shall be amended by the addition of the following words; "and Supplementary Petroleum Concession No.2 to Petroleum Concession No.1/2534/36, dated September 4, 1995",

4. That Clause 1.19 of the GSA shall be amended by the addition of the following words; "Delivery Point shall include either Delivery Points described in the amended Fourth Schedule or both Delivery Points as the context requires".

5. That Clause 1.25 shall be amended to read "GSA Area means that part of the Concessionaire Area described in the First Schedule, as amended by the First Amendment Part II, and dedicated to the service of the GSA."

6. That Clause 4.1 (line 1) the "Delivery Point" shall be amended to read the "Delivery Points".

7. That Clause 5.1 the "Delivery Point" (line 1 and 4) shall be amended to read the "Delivery Points".

8.   That Clause 6.3 shall be amended to read as follows:

     "An initial Run-In Period shall follow the Date of Commencement of Delivery (DCD) and a Run-In Period shall also commence the effective date of each increase in the DCQ pursuant to Subclause 6.6(iv), and such Run-In Period shall terminate at the earlier of the completion of the seventy-two (72) hour test or three (3) months. The first day following the initial Run-In Period shall be referred to as the Contractual Delivery Date (CDD). The Run-In Period shall be for the purpose of proving the facilities required for the performance of the initial obligations of both the Concessionaire and PTT and during such Run-In Period both the Concessionaire and PTT shall use reasonable endeavours respectively to deliver and take Sales Gas."

9. That Clause 6.3(i) shall be amended by the deletion of the first paragraph and the addition of the following paragraph:





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     "The Concessionaire shall, during the Run-In Period, complete a test of seventy-two (72) consecutive hours. During the Run-In Period, Concessionaire shall notify PTT that the Concessionaire is ready to attempt a seventy-two (72) hour test and PTT shall nominate the rate of delivery in accordance with Clause 6.12 and the Concessionaire shall offer continuously to PTT Sales Gas of quality and at pressure consistent with the PTT nomination. If the Concessionaire is unable, for whatever reason other than PTT's inability to take, to complete the continuous seventy-two
     (72) hour period, the test shall be restarted after the Concessionaire notifies PTT of its desire to restart the seventy-two (72) hour test."

10. That Subclause 6.3(i) shall be amended the last paragraph to read as follows;

     "During the initial Run-In Period, Sales gas shall be paid for at a price of seventy-five (75) percent of Current Price as calculated. During all other Run-In Periods Sales Gas delivered in excess of the DCQ immediately preceding the increased DCQ referred to in Subclause 6.6(iv) shall be paid for at a price of seventy-five (75) percent of Current Price as calculated."

11. That Subclause 6.6(ii) shall be amended by the addition of the following sentence; "In no event, shall the DCQ be less that 125 million Cubic Feet."

12. That Subclause 6.6(iii) shall be amended to change "one hundred and twenty-five (125)" to "three hundred (300)".

13. That Subclause 6.6(iv) shall be amended by the addition of the following paragraph;

     "Notwithstanding the above paragraph, the date of commencement for the Run-In Period for the DCQ, including the reserves from Benchamas/Pakakrong Fields, shall be the date of completion of the facilities necessary for Concessionaire to produce gas from the Benchamas/Pakakrong Fields, which date shall be August 1, 1999. Such date may be adjusted by up to 60 days by Concessionaire informing PTT twelve (12) months in advance of the date of commencement for the Run-In Period. The DCQ, as determined under Clause 6.6 (ii) above, shall become effective the date following the Day the Concessionaire successfully completes the seventy-two (72) hour test of two (2) months from the date of commencement of the Run-In Period, whichever is earlier."

14. That Clause 6.17 shall be amended to change "eighty-five (85)" to "one hundred twenty-five (125)".




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15.  That Article VIII shall be amended by the addition of the following paragraph;

     "The Concessionaire or PTT, as mutually agreed, shall be responsible for the building and testing of the pipeline for the delivery of Benchamas/Pakakrong Field Sales Gas to the PTT 24-inch pipeline. The cost and expense incurred in the design, procurement, fabrication, installation, testing and commissioning of the pipeline shall be shares by the Concessionaire and PTT on a 65/35 basis respectively."

16. That Clause 10.3 the last word of second paragraph shall be amended to change "earlier" to "later".

17. That Clause 14.3 shall be amended to include the words "at the relevant Delivery Point" immediately after the words "delivering Sales Gas" and the word "relevant" added ahead of "Delivery Point".

18. That subject to confirmation and acceptance by PTT that the combined Field Reserves of the Tantawan and Benchamas/Pakakrong Fields equals or exceed five hundred (500) billion cubic feet Clauses 15.7 and 18.5 shall no longer have any cause or effect.

19. That Clause 25.4 shall be amended by changing "The Sophonpanich Co., Ltd." to read "Palang Sophon Limited", with the following change of address:

     Palang Sophon Limited
     19th Floor, B.B. Building
     54 Asoke Road, Sukhumvit 21
     Bangkok 10110, Thailand
     Fax No.: (66-2) 260-7247
     Tel No.: (66-2) 260-7310

20.  That Clause 25.4 shall be amended to include:

     B8/32 PARTNERS LIMITED,
     18th Floor, B.B. Building
     54 Asoke Road
     Bangkok 10110, Thailand
     Fax No.: (66-2) 260-7150
     Tel No.: (66-2) 260-7151

21. That the First Schedule Part II shall be amended to include those parts of the Concession Area containing the Benchamas/Pakakrong Field. Such amended schedule is attached to this First Amendment at First Schedule Part II GSA Area (First Amendment).



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22.  That the Second Schedule: "MERCURY: NIL" shall be amended to read "MERCURY:
     contain not more than 50 micrograms per cubic meter (by weight) with 12 months to rectify any excess amount."

23. That the Fourth Schedule shall be amended by changing "single Delivery Point" to "two Delivery Points" in the first paragraph and in the second paragraph changing "Delivery Point: to "Tantawan Delivery Point".

24. That at the end of the Fourth Schedule a new paragraph will be added to state: "The Benchamas/Pakakrong Delivery Point shall be agreed between Concessionaire and PTT within 120 days of the Effective Date of this First Amendment. If additional time is required to agree and confirm a mutually acceptable location, both parties agree to use reasonable endeavours to promptly achieve and confirm an acceptable location."

25. That the Fifth Schedule (Parental Guarantee) attached to this First Amendment is a Parental Guarantee of performance under the GSA for B8/32 PARTNERS.

26. The provisions of this Amendment shall constitute a supplement to the GSA. To the extent that there is any conflict or inconsistency between the terms of the GSA and the terms of this First Amendment, the terms of this First Amendment shall prevail.

27.  Except as amended hereby the GSA shall remain in full force and effect.

28. This First Amendment shall be governed by and construed in accordance with the laws of Thailand.

29.  This First Amendment shall be effective from the execution date.



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IN WITNESS WHEREOF this First Amendment has been signed by the duly authorized representatives of the parties on the day and year first above written.


[ILLEGIBLE]                                         [ILLEGIBLE]
--------------------                           --------------------------
Signed for and on behalf of                           Witness
PETROLEUM AUTHORITY OF THAILAND

[ILLEGIBLE]                                         [ILLEGIBLE]
--------------------                           --------------------------
Signed for and on behalf of                           Witness
THAIPO LIMITED

[ILLEGIBLE]                                         [ILLEGIBLE]
--------------------                           --------------------------
Signed for and on behalf of                           Witness
THAI ROMO LIMITED


[ILLEGIBLE]                                         [ILLEGIBLE]
--------------------                           --------------------------
Signed for and on behalf of                           Witness
PALANG SOPHON LIMITED

[ILLEGIBLE]                                         [ILLEGIBLE]
--------------------                           --------------------------
Signed for and on behalf of                           Witness
B8/32 PARTNERS LTD.






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
ATTACHMENTS:

First Schedule Part II
Fifth Schedule





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
                             FIRST SCHEDULE PART II
                                    GSA AREA
                               (FIRST AMENDMENT)


TANTAWAN FIELD:


     POINT                  LATITUDE              LONGITUDE
     CODE                DEG  MINS   SEC         DEG  MINS   SEC
     -----               ------------------      -----------------
       A                 10    18   00.00"N      101   24   00.0"E
       B                 10    18   00.00"N   Intersecting with the Declared
Cambodian
                                                 Continental Shelf (1972)
       C                 10    16   50.00"N      101   29   30.0"E
       D                 10    09   00.00"N      101   30   00.0"E
       E                 10    09   00.00"N      101   27   00.0"E
       F                 10    00   00.00"N      101   28   20.0"E
       G                 10    00   00.00"N      101   24   00.0"E

BENCHAMAS/PAKAKRONG FIELD:

     POINT                  LATITUDE              LONGITUDE
     CODE                DEG  MINS   SEC         DEG  MINS   SEC
     -----               ------------------      -----------------
       A                 10    39   00.00"N      101   14   00.0"E
       B                 10    31   00.00"N      101   14   00.0"E
       C                 10    31   00.00"N      101   12   00.0"E
       D                 10    28   00.00"N      101   12   00.0"E
       E                 10    28   00.00"N      101   11   30.0"E
       F                 10    21   30.00"N      101   11   30.0"E
       G                 10    21   30.00"N      101   14   00.0"E
       H                 10    22   00.00"N      101   14   00.0"E
       I                 10    22   00.00"N      101   16   00.0"E
       J                 10    22   30.00"N      101   16   00.0"E
       K                 10    22   30.00"N      101   20   00.0"E
       L                 10    39   00.00"N      101   20   00.0"E


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                               PARENTAL GUARANTEE



                                November 7, 1997


TO PETROLEUM AUTHORITY OF THAILAND

Dear Sirs:

In consideration of your entering into an Agreement with B8/32 Partners Limited and others for the purchase from them of natural gas on the terms and conditions therein mentioned, we guarantee the due performance by B8/32 Partners Limited of all its obligations under the said Agreement.

Yours faithfully,

Thai Romo Holdings, Inc.
-----------------------

    /s/ DAVID F. CHAVENSON

by: David F. Chavenson
    Vice President

Pogo Producing Company
----------------------

    /s/ RONALD B. MANNING

by: Ronald B. Manning
    Vice President

Palang Sophon Ltd.
------------------

    /s/ SIRITAS-PRASERT-MANUKITCH      /s/ CHOTE SOPHONPANICH
                                                 [SEAL OF PALHNG SOPHON LIMITED]
by: Siritas-Prasert-Manukitch          Chote Sophonpanich
    President                          Director